Exhibit 99.1

Press Release
www.shire.com

Shire to announce third quarter 2014 results

Dublin, Ireland – October 21, 2014 – Shire plc (LSE: SHP, NASDAQ: SHPG) will announce third quarter 2014 earnings on Friday October 24, 2014.

Results press release will be issued at:	07:00 EDT / 12:00 BST

Investor conference call time:	09:00 EDT / 14:00 BST

Live conference call for investors:
Flemming Ornskov, Chief Executive Officer and James Bowling, Interim Chief Financial Officer will host the investor and analyst conference call at 9:00 EDT / 14:00 BST.

The details of the conference call are as follows:

UK dial in:	0808 237 0030 or 020 3139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	Click here
Password/Conf ID:	40489933#
Live Webcast:	Click here

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for three months.  Details can be found on our Investor Relations website: http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations
Jeff Poulton	jpoulton@shire.com	+1 781 482 0945
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Media
Stephanie Fagan	sfagan@shire.com	+1 201 572 9581

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX